Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 16, 2015, with respect to the consolidated financial statements of Azure Power India Private Limited (Predecessor to Azure Power Global Limited) included in the Registration Statement (Form F-1) and related Prospectus of Azure Power Global Limited for the registration of its equity shares.

Ernst & Young Associates LLP

Gurgaon, India

December 16, 2015